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                                                                      EXHIBIT 99

Contact:
For investors   -   Mona Zeehandelaar - phone: 215 564.6600, ext. 3674
                    email: mona.zeehandelaar@radianmi.com

For the media   -   Emily Riley - phone: 215 564.6600, ext. 3328
                    email: emily.riley@radianmi.com



RADIAN ANNOUNCES STOCK REPURCHASE PLAN

Philadelphia, Pa., September 24, 2002 -- Radian Group Inc. (NYSE: RDN) today announced that its board of directors has authorized the repurchase of up to 2.5 million shares of Radian's common stock from time to time on the open market. Under this new program, share purchases may be made from time to time depending on market conditions, share price and other factors. The purchase will be funded from available working capital.

Radian Group Inc. is a leading credit enhancement provider to the global financial and capital markets, headquartered in Philadelphia. Radian's subsidiaries provide products and services through three business lines: financial guaranty, mortgage insurance and mortgage services. Additional information may be found at www.radiangroupinc.com.

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